Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF JANUARY 31, 2014

(in thousands, except share data)

ASSETS

Investments held in trust, at fair value:
Fixed-maturity securities	$157,698
Cash equivalents held in trust	18,429

Total investments held in trust	176,127
Cash and cash equivalents	4,903
Fixed-maturity securities, at fair value	7,559
Accrued investment income	874
Premiums receivable	925

Total assets	$190,388

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities:
Losses and loss adjustment expenses	$36,016
Losses payable	7,164
Unearned premiums	1,321
Accrued ceding commission expense	83
Other liabilities	206

Total liabilities	44,790

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	75,718

Total stockholder’s equity	145,598

Total liabilities and stockholder’s equity	$190,388

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED JANUARY 31, 2014

(in thousands)

Revenues:
Premiums earned	$820
Net investment income	475

Total revenues	1,295

Expenses:
Underwriting Expenses	1,283
General and administrative expenses	194

Total expenses	1,477

(Loss) income before federal income taxes	(182)
Federal income tax benefit	—

Net (loss) income	$(182)